Exhibit (a)(3)

WITHDRAWAL LETTER

CUMULUS MEDIA INC.

WITHDRAWAL OF PREVIOUSLY TENDERED ELIGIBLE OPTIONS PURSUANT TO THE OFFER TO EXCHANGE OUTSTANDING OPTIONS FOR RESTRICTED SHARES OF
CLASS A COMMON STOCK AND OPTIONS EXERCISABLE FOR SHARES OF CLASS A COMMON STOCK

DATED DECEMBER 1, 2008

THE RIGHT TO TENDER WITHDRAW ELIGIBLE OPTIONS
TENDERED PURSUANT TO THE OFFER WILL COMMENCE ON DECEMBER 1, 2008 AND
WILL EXPIRE AT 5:00 P.M., ATLANTA TIME,
ON DECEMBER 30, 2008 UNLESS THE OFFER IS
EXTENDED BY CUMULUS MEDIA INC.

Deliver to:

If by e-mail:	If by facsimile (fax):	If in person:
offer@cumulus.com	(404) 260-6914	to your local business manager

The method you use to withdraw previously tendered eligible options must be the same method used previously to tender the eligible options.

If you previously accepted our offer to exchange your eligible options by delivering a Letter of Transmittal, but you would like to change your decision and withdraw your tendered eligible options, you must properly complete, sign and return a Withdrawal Letter substantially in the form hereof no later than 5:00 P.M., Atlanta time, on December 30, 2008 (or such later date and time to which we extend the Offer). You must use the same method that you used to previously tender your eligible options, either signing and sending a Withdrawal Letter (1) electronically via e-mail as an attachment in Adobe PDF format to the e-mail address indicated above; (2) by facsimile to the number indicated above; or (3) in person to your local business manager. This Withdrawal Letter will be effective only if it is properly signed, completed and received by us before the expiration of the Offer. Capitalized terms used but not defined herein have the same meanings as in the Offer to Exchange Outstanding Options for Restricted Shares of Class A Common Stock and Options Exercisable for Shares of Class A Common Stock, referred to as the “Offer to Exchange.”

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To Cumulus Media Inc.:

By completing and delivering this Withdrawal Letter, I hereby withdraw my tender to Cumulus Media Inc. (“Cumulus”) of all of my eligible options to purchase shares of Class A Common Stock of Cumulus in connection with its offer to exchange outstanding options for restricted shares of Class A Common Stock and options exercisable for shares of Class A Common Stock.

By execution hereof, I acknowledge and agree that:

•	I previously received a copy of the Offer to Exchange Outstanding Options for Restricted Shares of Class A Common Stock and Options Exercisable for Shares of Class A Common Stock, dated December 1, 2008 (the “Offer to Exchange”), and the Letter of Transmittal referred to therein (which together constitute the “Offer”). I completed and returned the Letter of Transmittal, in which I tendered my eligible options to you in exchange for restricted shares and new options. I now wish to withdraw my tendered eligible options as indicated on the signature page to this Withdrawal Letter. I understand that by signing and delivering this Withdrawal Letter to you, I am revoking my election with respect to your offer to exchange eligible options for restricted shares and new options.

•	I understand that by withdrawing my previously tendered eligible options, I must reject the Offer with respect to all of my eligible options. I understand that in order to withdraw previously tendered options with respect to the Offer, I must properly complete, sign and deliver this Withdrawal Letter so that it is received by you before 5:00 P.M., Atlanta time, on December 30, 2008 (or such later date and time to which Cumulus extends the Offer), and that the method I use to withdraw my previously tendered eligible options must be the same method I used previously to tender my eligible options.

•	This Withdrawal Letter supersedes and replaces any Letter of Transmittal that I have previously delivered.

•	Neither Cumulus nor any other person is obligated to give notice of any defects or irregularities in this Withdrawal Letter, nor will anyone incur any liability for failure to give any such notice. Cumulus will determine all questions as to the form and validity, include time of receipt, of Withdrawal Letters. Cumulus’ determination of these matters will be final and binding on all parties.

•	If I wish to re-tender eligible options, I acknowledge that this Withdrawal Letter may only be rescinded by properly completing and delivering a new Letter of Transmittal prior to the expiration of the Offer.

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CUMULUS MEDIA INC. WITHDRAWAL LETTER

SIGNATURE PAGE

By delivery and execution hereof, I agree to all the terns and conditions set forth in the Withdrawal Letter and the Offer.

Please sign and date in the spaces provided below.

I hereby withdraw my tender of all of my eligible options.

SIGNATURE OF OWNER

X
(Signature of Holder or Authorized
Signatory — must be same as Letter of Transmittal)

Date:  , 2008

Print Name:

Division/Title:

Home Address:

Home Telephone No. (with area code):

Work Telephone No. (with area code):

Cumulus E-mail Address:

Capacity (if applicable; must be same as Letter of
Transmittal):

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